Exhibit 32.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Rick Shearer, President and Chief Executive Officer of Emerge Energy Services GP LLC, as general partner of Emerge Energy Services LP (the “Partnership”), hereby certify, to the best of my knowledge, that:

(1) The Partnership’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 14, 2013	/s/ Rick Shearer
	Name:	Rick Shearer
	Title:	President and
Chief Executive Officer